Exhibit 10.1

FIRST AMENDMENT TO THE
HEALTHAXIS INC.
2005 STOCK INCENTIVE PLAN

WHEREAS, the Healthaxis Inc. 2005 Stock Incentive Plan (the “Plan”) has been established by Healthaxis Inc. (the “Company”) effective upon its approval by the shareholders of the Company; and

WHEREAS, the shareholders of the Company approved the Plan at their annual meeting on June 29, 2005; and

WHEREAS, the Board of Directors (the “Board”) has approved this First Amendment to the Plan to be effective as of May 10, 2006.

NOW, THEREFORE, the Plan is hereby amended as follows:

Sections 6.2(a) and (b) of the Plan are deleted, and the following Sections 6.2(a) and (b) are substituted in lieu thereof:

6.2	Terms and Conditions of Awards.

(a)	At the time an Award of Restricted Stock is made, the Board shall establish a period or periods of time or such other conditions or restrictions on the vesting of the Restricted Stock as it shall deem appropriate or applicable to such award (each, a “Restricted Period”). The Board may, in its sole discretion, at the time an Award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the Restricted Stock awarded. Restricted Stock awarded to Holders may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, unless and until the portion thereof proposed to be sold, assigned, transferred, pledged or otherwise encumbered is vested. Except for such restrictions, the Holder as owner of the Restricted Stock shall have all the rights of a shareholder, including but not limited to the right to vote the Restricted Stock and, except as otherwise provided by the Board, the right to receive all dividends paid on the Restricted Stock.

(b)	At any time following the Award of Restricted Stock, the Board may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions to the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

IN WITNESS WHEREOF, Healthaxis Inc., acting by and through its officer hereunto duly authorized, has executed this instrument, to be effective May 10, 2006.

HEALTHAXIS INC.

By:	/s/ John M. Carradine

John M. Carradine President & CEO